Exhibit C
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Carbonite, Inc. is filed on behalf of each of the undersigned.
Date: September 19, 2011

Menlo Ventures X, L.P.
Menlo Entrepreneurs Fund X, L.P.
MMEF X, L.P.

By:	MV Management X, L.L.C.
Its:	General Partner

By:	/s/ Pravin Vazirani

Pravin A. Vazirani
Managing Member

MV Management X, L.L.C.

By:	/s/ Pravin Vazirani

Pravin A. Vazirani
Managing Member

/s/ Henry D. Montgomery

Henry D. Montgomery

/s/ John W. Jarve

John W. Jarve

/s/ Douglas C. Carlisle

Douglas C. Carlisle

/s/ Sonja H Perkins

Sonja H. Perkins

/s/ Mark A. Siegel

Mark A. Siegel

/s/ Pravin Vazirani

Pravin A. Vazirani

/s/ Shawn T. Carolan

Shawn T. Carolan